EXHIBIT 4.3
EXECUTION VERSION
SUPPLEMENTAL INDENTURE
     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 27, 2008, among Mobile Mini, Inc., a Delaware corporation (the “Issuer”), Mobile Storage Group, Inc., a Delaware corporation, A Better Mobile Storage Company, a California corporation, Mobile Storage Group (Texas), LP, a Texas limited partnership (each a “New Guarantor” and collectively, the “New Guarantors”), the Guarantors party to the Indenture (as defined below) (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as Trustee.
W I T N E S S E T H :
     WHEREAS, the Issuer, the Existing Guarantors and the Trustee entered into an Indenture (the “Indenture”), dated as of May 7, 2007, pursuant to which the Issuer issued $150,000,000 in principal amount of 6 7/8% Senior Notes due 2015 (the “Notes”);
     WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances new Restricted Subsidiaries are required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth in the Indenture;
     WHEREAS, Section 9.l(d) of the Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture in order to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights thereunder of any Holder of the Notes in any material respect, without the consent of the Holders of the Notes; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or comparable constituent documents) of the parties hereto necessary to make this Supplemental Indenture a valid instrument legally binding on each of the parties hereto, in accordance with its terms, have been duly done and performed;
     NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1
     Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the parties hereto.

ARTICLE 2
     Section 2.01. Each of the New Guarantors hereby agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, on a joint and several basis with the parties hereto and thereto, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Indenture on the date thereof.
ARTICLE 3
     Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
     Section 3.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.
     Section 3.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
     Section 3.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 3.05. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 3.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.
     Section 3.07. The recitals hereto are statements only of the Issuer, the Existing Guarantors and the New Guarantors and shall not be considered statements of or attributable to the Trustee.
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2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUER: MOBILE MINI, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

EXISTING GUARANTORS: MOBILE MINI OF OHIO LLC
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI , LLC (CA)
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI, LLC (DE)
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page to Supplemental Indenture to Mobile Mini, Inc. Indenture]

MOBILE MINI I, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

A ROYAL WOLF PORTABLE STORAGE, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

TEMPORARY MOBILE STORAGE, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

DELIVERY DESIGN SYSTEMS, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI TEXAS LIMITED PARTNERSHIP, LLP
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page to Supplemental Indenture to Mobile Mini, Inc. Indenture]

NEW GUARANTORS: MOBILE STORAGE GROUP, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

A BETTER MOBILE STORAGE COMPANY
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

MOBILE STORAGE GROUP (TEXAS), LP
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page to Supplemental Indenture to Mobile Mini, Inc. Indenture]

TRUSTEE: LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Vice President
[Signature Page to Supplemental Indenture to Mobile Mini, Inc. Indenture]